UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2008

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)   Effective September 2, 2008, Jose A. Guethon, M.D., M.B.A., President of the Company’s wholly-owned subsidiary, Metcare of Florida, Inc., was promoted to the position of President and Chief Operating Officer of the Company. Dr. Guethon has been employed by the Company since 2001 and has been President of Metcare of Florida, Inc. since January 2006. Dr. Guethon’s biographical information as well as a description of the material terms of Dr. Guethon’s employment agreement with the Company, which has not been amended in connection with the promotion, are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its Proxy Statement for its 2008 Annual Meeting of Shareholders, respectively

Attached hereto as Exhibit 99.1 is the Company’s press release dated September 3, 2008, announcing the appointments, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2008

METROPOLITAN HEALTH NETWORKS, INC.

	By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel